UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The

Securities Exchange Act of 1934

Date of report (date of earliest event reported):

August 10, 2010

KILROY REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	Commission File Number:	95-4598246
(State or other jurisdiction of incorporation or organization)	1-12675	(I.R.S. Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064

(Address of principal executive offices)

(310) 481-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT AND ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION

On August 10, 2010, Kilroy Realty, L.P. (the “Company”) entered into a $500 million unsecured revolving credit facility with a $200 million accordion option (the “Credit Facility”) for a term of three years plus a one-year extension option. The Credit Facility is guaranteed by Kilroy Realty Corporation, the Company’s sole general partner, matures in August 2013, bears interest at an annual rate of either LIBOR plus 2.675% or Base Rate (as defined in the Credit Facility) plus 1.675%, depending upon the certain circumstances at the time of borrowing, and includes an annual facility fee of 57.5 basis points on the total commitment amount of $500 million. The Company expects to borrow amounts under the Credit Facility from time to time for general corporate purposes, to fund potential acquisitions, to finance development and redevelopment expenditures, and potentially to repay long-term debt. The Company used borrowings under the Credit Facility to repay, and then terminate, the Company’s previously-existing unsecured revolving credit facility.

The Credit Facility contains covenants and restrictions requiring the Company to meet certain financial ratios and to provide certain information to the lenders. Some of the more restrictive financial covenants include a (i) maximum total debt to total assets ratio, (ii) maximum secured debt to total assets ratio, (iii) maximum dividends to funds from operations ratio, (iv) maximum development, joint ventures, and unimproved properties to total assets ratio, (v) minimum fixed charge coverage ratio, (vi) minimum consolidated tangible net worth, (vii) minimum unencumbered assets to unsecured debt ratio, (viii) minimum unencumbered asset pool debt service coverage ratio, and (ix) minimum unencumbered debt yield. Non-compliance with one or more of the covenants and restrictions could result in the full or partial principal balance of the Credit Facility becoming immediately due and payable. Copies of the Revolving Credit Agreement and Guaranty of Payment of Kilroy Realty Corporation, the terms of which are incorporated by reference, are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit Number	Description

10.1*	Revolving Credit Agreement dated August 10, 2010

10.2*	Guaranty of Payment dated August 10, 2010

99.1*	Press Release dated August 10, 2010

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KILROY REALTY CORPORATION

Date: August 10, 2010	By:	/S/ HEIDI R. ROTH
Heidi R. Roth
Senior Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description

10.1*	Revolving Credit Agreement dated August 10, 2010

10.2*	Guaranty of Payment dated August 10, 2010

99.1*	Press Release dated August 10, 2010

*	Filed herewith.